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                                                                  EXHIBIT (21.0)
                               BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT


The company's subsidiaries are listed below. All of the subsidiaries of the company listed below are included in the consolidated financial statements.


                                                    Percentage          State or Country
Name                                               of ownership        in which organized
----                                               ------------        ------------------
Badger Meter Europe, GmbH                              100%                 Federal
                                                                            Republic
                                                                            of Germany

Badger Meter International
     Sales, Inc. (a DISC)                              100%                 Delaware

Badger Meter de Mexico, S.A. de C.V.                   100%                 Mexico

Badger Meter Limited                                   100%                 U.K.

Badger Meter de Las Americas, S.A. de C.V.             100%                 Mexico

Badger Meter Export, Inc.                              100%                 Virgin Islands
     (a large FSC)                                                          (U.S.)

Badger/Instromet LLC                                    50%                 Wisconsin

Badger Meter, Canada                                   100%                 Canada



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